EXHIBIT 23


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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Central Jersey Financial Corporation on Form S-8 (File No.33-68204) of our report dated May 23, 1996, on our audits of the consolidated financial statements of Central Jersey Financial Corporation as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                                   /s/ Coopers & Lybrand L.L.P.
                                                   Coopers & Lybrand L.L.P.

New York, New York
July 12, 1996